Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information in Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund.

____________________________	/s/ PricewaterhouseCooper LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 7, 2000